EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER
                                       OF
                    KIWA BIO-TECH PRODUCTS GROUP CORPORATION
                               A UTAH CORPORATION,
                                       AND
                    KIWA BIO-TECH PRODUCTS GROUP CORPORATION
                             A DELAWARE CORPORATION

         THIS AGREEMENT AND PLAN OF MERGER, dated as of July 22, 2004 (the "AGREEMENT"), is entered into by and between Kiwa Bio-Tech Products Group Corporation, a Utah Corporation ("EXISTING CORPORATION") and Kiwa Bio-Tech Products Group Corporation, a Delaware corporation and wholly-owned subsidiary of the Existing Corporation ("SURVIVING CORPORATION"). Existing Corporation and Surviving Corporation are sometimes referred to herein as the "CONSTITUENT ENTITIES."

                                    RECITALS

         A. Existing Corporation is a public corporation duly organized and existing under the laws of the Utah.

         B. Surviving Corporation is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 100,000,000 shares of common stock, par value $0.001 per share (the "SURVIVING COMMON STOCK"), and 20,000,000 shares of preferred stock, par value $0.001 per share. The Existing Corporation is the holder of all the issued and outstanding capital stock of the Surviving Corporation.

         C. The Shareholders of Existing Corporation have determined that, for the purpose of effecting the reincorporation of Existing Corporation as a corporation organized and existing under the laws of the State of Delaware, it is advisable and in the best interests of Existing Corporation that Existing Corporation merge with and into Surviving Corporation upon the terms and conditions herein provided.

         D. Pursuant to Section 252 of the Delaware General Corporation Law ("DGCL"), the board of directors of Surviving Corporation has approved this Agreement and the Merger (as defined in SECTION 1.1 hereof) by written consent. Pursuant to Section 16-10a-1107 of the Utah Revised Business Corporation Act (the "ACT"), the board of directors of Existing Corporation has approved this Agreement and the Merger by written consent.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Existing Corporation and Surviving Corporation hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

         1.       REINCORPORATION MERGER; EFFECT

                  1.1 REINCORPORATION MERGER. In accordance with the provisions of this Agreement, the Act and the DGCL, Existing Corporation shall be merged with and into Surviving Corporation (the "MERGER"), the separate existence of Existing Corporation shall cease


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and Surviving  Corporation shall be, and is herein sometimes referred to as, the
"SURVIVING ENTITY," and the name of the Surviving Entity shall remain unchanged.

                  1.2  FILING  AND   EFFECTIVENESS.   The  Merger  shall  become
effective upon the completion of the following:

                           1.2.1 Executed Articles of Merger/Share  Exchange, in
substantially the form of EXHIBIT A hereto, meeting the requirements of the Act, shall have been filed with the Division of Corporations and Commercial Code of the Department of Commerce of the State of Utah; and

                           1.2.2  An   executed   Certificate   of  Merger,   in
substantially the form of EXHIBIT B hereto, meeting the requirements of the DGCL, shall have been filed with the Secretary of State of the State of Delaware.

         The date and time when the Merger shall become effective shall be referred to herein as the "EFFECTIVE DATE OF THE MERGER."

                  1.3 EFFECT OF THE MERGER. Upon the Effective Date of the Merger, the separate existence of Existing Corporation shall cease and Surviving Corporation, as the Surviving Entity, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by it and by Existing Corporation, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of Existing Corporation in the manner more fully set forth in Section 252 of the DGCL, (iv) shall continue to be subject to all of the debts, liabilities and obligations of Existing Corporation as constituted immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of Existing Corporation in the same manner as if Surviving Corporation had itself incurred them, all as more fully provided under the applicable provisions of the DGCL and the Act.

         2.       CERTIFICATE OF INCORPORATION AND BYLAWS

                  2.1 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of Surviving Corporation as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Entity until duly amended in accordance with the provisions thereof and applicable law.

                  2.2 BYLAWS. The Bylaws of Surviving Corporation as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Entity until duly amended in accordance with the provisions thereof and applicable law.

         3.       OFFICERS AND DIRECTORS OF SURVIVING COPRORATION

                  3.1 OFFICERS. The officers of the Existing Corporation at the Effective Time of the Merger shall, from and after the Effective Time of the Merger, be the officers of the Surviving Entity, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal.


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


                  3.2 DIRECTORS. The directors and the members of the various committees of the board of directors of the Existing Corporation at the Effective Time of the Merger shall, from and after the Effective Time of the Merger, be the directors and members of such committees of the Surviving Entity, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal.

         4.       MANNER OF CONVERSION OF STOCK; ISSUANCE OF CERTIFICATES

                  4.1 EFFECT OF MERGER ON CAPITAL STOCK. At the Effective Time of the Merger, as a result of the Merger and without any action on the part of the Existing Corporation, the Surviving Corporation or the shareholders of the Existing Corporation:

                           4.1.1 Each share of common  stock,  par value  $0.001
per share, of the Existing Corporation (the "EXISTING COMMON STOCK"), issued and outstanding immediately prior to the Effective Time of the Merger shall be converted (without the surrender of stock certificates or any other action) into one fully paid and nonassessable share of Surviving Common Stock, and all shares of Existing Common Stock shall be cancelled and retired and shall cease to exist.

                           4.1.2 Each option,  warrant,  purchase right, unit or
other security of the Existing Corporation issued and outstanding immediately prior to the Effective Time of the Merger shall be (i) converted into and shall be an identical security of Surviving Entity, and (ii) in the case of securities to acquire Existing Common Stock, converted into the right to acquire the same number of shares of Surviving Common Stock as the number of shares of Existing Common Stock that were acquirable pursuant to such option, warrant, purchase right, unit or other security. The same number of shares of Surviving Common Stock shall be reserved for purposes of the exercise of such options, warrants, purchase rights, units or other securities as is equal to the number of shares of the Existing Common Stock so reserved as of the Effective Time of the Merger.

                           4.1.3 Each share of  Surviving  Common Stock owned by
the Existing Corporation shall no longer be outstanding and shall be cancelled and retired and shall cease to exist.

                  4.2 ISSUANCE OF CERTIFICATES. At and after the Effective Time of the Merger, all of the outstanding certificates which immediately prior thereto represented shares of Existing Corporation Common Stock, or options, warrants, purchase rights, units or other securities of the Existing Corporation shall be deemed for all purposes to evidence ownership of and to represent the shares of the Surviving Common Stock, or options, warrants, purchase rights, units or other securities of the Surviving Entity, as the case may be, into which the shares of Existing Common Stock, or options, warrants, purchase rights, units or other securities of the Existing Corporation represented by such certificates have been converted as herein provided and shall be so registered on the books and records of the Surviving Entity or its transfer agent. The registered owner of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to the Surviving Entity or its transfer agent, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividends and other distributions upon, the shares of Surviving Common Stock or options, warrants, purchase rights, units or other securities of the Surviving Entity, as the case may be, evidenced by such outstanding certificate, as above provided.


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


         5.       GENERAL

                  5.1 COVENANT OF SURVIVING CORPORATION. Surviving Corporation covenants and agrees that it will, on or before the Effective Date of the Merger, take all such actions as may be required by applicable provisions of the DGCL and the Act.

                  5.2 FURTHER ASSURANCE. From time to time, as and when required by Surviving Corporation or by its successors or assigns, there shall be executed and delivered on behalf of Existing Corporation such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Surviving Entity, the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Existing Corporation and otherwise to carry out the purposes of this Agreement, and the board directors of Surviving Entity is fully authorized in the name and on behalf of Existing Corporation or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

                  5.3 ABANDONMENT. This Agreement may be terminated, and the Merger may be abandoned, at any time prior to the Effective Time of the Merger, whether before or after approval of this Agreement by the shareholders of the Existing Corporation, if the board of directors of the Existing Corporation determines for any reason, in its sole judgment and discretion, that the consummation of the Merger would be inadvisable or not in the best interests of the Existing Corporation and its shareholders. In the event of the termination and abandonment of this Agreement, this Agreement shall become null and void and have no effect, without any liability on the part of either the Existing Corporation, the Surviving Corporation, or any of their respective shareholders, directors or officers.

                  5.4 GOVERNING LAW. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, insofar as applicable, the merger provisions of the Act.

                  5.5 COUNTERPARTS. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.



                            [SIGNATURE PAGE FOLLOWS]


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


         IN WITNESS WHEREOF, this Agreement and Plan of Merger, having first been approved by the board of directors of Kiwa Bio-Tech Products Group Corporation, a Utah corporation, and by the written consent of the board of directors of Kiwa Bio-Tech Products Group Corporation, a Delaware corporation, is hereby executed on behalf of each of such Constituent Entities and attested to by their duly authorized representatives.

                                KIWA BIO-TECH PRODUCTS GROUP CORPORATION a Utah Corporation



                                By: /s/ Wei Li
                                   ---------------------------------------------
                                    Wei Li, Chief Executive Officer


                                KIWA BIO-TECH PRODUCTS GROUP CORPORATION a Delaware Corporation



                                By: /s/ Wei Li
                                   ---------------------------------------------
                                Wei Li, Chief Executive Officer


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